SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2007

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31979	84-1460811
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

3200 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (303) 381-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement.

On May 14, 2007, Array BioPharma Inc., a Delaware corporation (the “Company”), entered into an Employment Agreement with John Yates, M.D., MBChB, as its newly appointed Chief Medical Officer. The Company also entered into a Noncompete Agreement and a Confidentiality Agreement with Dr. Yates on May 14, 2007 in connection with his Employment Agreement.

The Employment Agreement provides for an initial annual salary of $425,000, with potential annual cash or equity bonuses based on the achievement of performance criteria to be established by the Board of Directors of the Company, with a bonus of not less than $160,000 for the period beginning on the effective date of the Employment Agreement and ending October 1, 2008. The Employment Agreement may be terminated by either party for any or no reason upon 30 days’ prior notice and has a term of two years, commencing May 14, 2007, which renews automatically for one-year terms thereafter unless terminated by either party upon 60 days prior notice. Dr. Yates is entitled to severance under the terms of the Employment Agreement if (a) the Company terminates his employment without cause, (b) he becomes disabled, or (c) he terminates his employment following a reduction in his annual base salary to a rate below his initial annual salary. The amount of severance upon the occurrence of any of these events is equal to one year of his then current base salary, provided that if Dr. Yates’ termination results from a change in control of the Company the severance amount is two years’ current base salary. Severance payments are conditioned on Dr. Yates entering into a mutually acceptable release with the Company. The Employment Agreement also provides for acceleration of the vesting of 75% of outstanding and unvested options held by Dr. Yates upon a change of control of the Company, with the remainder vesting on the earlier of (i) one year from the date of the closing of such event if Dr. Yates remains in continuous service during such period and (ii) the date on which Dr. Yates’ employment is terminated without cause during the one-year period following a change of control of the Company. Dr. Yates has also agreed not to engage in certain activities in competition with the Company during his employment with the Company and for a 12-month period thereafter under the terms set forth in the Noncompete Agreement.

Item 8.01            Other Events.

The Company issued a press release announcing the appointment of Dr. Yates as the Company’s new Chief Medical Officer, which press release is attached as Exhibit 99.1 hereto.

Item 9.01            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Array BioPharma Appoints John Yates, MD, Mbchb, to Chief Medical Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: May 15, 2007	By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Array BioPharma Appoints John Yates, MD, Mbchb, to Chief Medical Officer